                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              SYNC RESEARCH, INC.,
                             A DELAWARE CORPORATION

                                   MERGER CO,
                             A DELAWARE CORPORATION

                           OSICOM TECHNOLOGIES, INC. ,
                            A NEW JERSEY CORPORATION

                                       AND

                           OSICOM TECHNOLOGIES, INC. ,
                             A DELAWARE CORPORATION

                                   DATED AS OF

                                 APRIL 10, 2000

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
Article I  THE MERGER............................................................................................1
         1.1      The Merger.....................................................................................1
         1.2      Closing........................................................................................1
         1.3      Effective Time.................................................................................2
         1.4      Certificate of Incorporation; By-laws..........................................................2
         1.5      Officers and Directors.........................................................................2
         1.6      Sync...........................................................................................2
         1.7      Additional Matters.............................................................................2
         1.8      Lucent.........................................................................................2

Article II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS............................3
         2.1      Effect on Capital Stock........................................................................3
         2.2      Exchange Procedures............................................................................3
         2.3      Stock Transfer Books...........................................................................4

Article III  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND OSICOM........................................4
         3.1      Corporate Organization.........................................................................4
         3.2      Capitalization.................................................................................5
         3.3      Authorization, Etc.............................................................................5
         3.4      Financial Statements...........................................................................6
         3.5      No Undisclosed Liabilities.....................................................................6
         3.6      No Approvals or Conflicts......................................................................6
         3.7      Compliance with Law; Governmental Authorizations...............................................7
         3.8      Litigation.....................................................................................7
         3.9      Assets.........................................................................................7
         3.10     Absence of Certain Changes.....................................................................8
         3.11     Taxes..........................................................................................8
         3.12     Employee Benefits.............................................................................10
         3.13     Labor Relations...............................................................................11
         3.14     Patents, Trademarks, Trade Names, Etc.........................................................11
         3.15     Contracts.....................................................................................12
         3.16     Environmental Matters.........................................................................13
         3.17     Insurance.....................................................................................14
         3.18     Material Customers and Suppliers..............................................................14
         3.19     Real Property.................................................................................14
         3.20     Investment Company Act Status.................................................................16
         3.21     Product Liability.............................................................................16
         3.22     Books and Records.............................................................................16
         3.23     No Brokers' or Other Fees.....................................................................16

Article IV  REPRESENTATIONS AND WARRANTIES OF SYNC..............................................................16
         4.1      Corporate Organization........................................................................16
         4.2      Capitalization................................................................................17
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
                                                                                                               PAGE
         4.3      Authorization, Etc............................................................................18
         4.4      Financial Statements..........................................................................18
         4.5      No Undisclosed Liabilities....................................................................18
         4.6      No Approvals or Conflicts.....................................................................18
         4.7      Compliance with Law; Governmental Authorizations..............................................19
         4.8      Litigation....................................................................................19
         4.9      Assets........................................................................................19
         4.10     Absence of Certain Changes....................................................................20
         4.11     Taxes.........................................................................................20
         4.12     Employee Benefits.............................................................................21
         4.13     Labor Relations...............................................................................22
         4.14     Patents, Trademarks, Trade Names, Etc.........................................................23
         4.15     Contracts.....................................................................................23
         4.16     Environmental Matters.........................................................................24
         4.17     Insurance.....................................................................................25
         4.18     Material Customers and Suppliers..............................................................25
         4.19     Real Property.................................................................................25
         4.20     Investment Company Act Status.................................................................26
         4.21     Product Liability.............................................................................27
         4.22     Books and Records.............................................................................27
         4.23     No Brokers' or Other Fees.....................................................................27
         4.24     Sync Reports..................................................................................27
         4.25     NASDAQ........................................................................................27

Article V  COVENANTS AND AGREEMENTS.............................................................................27
         5.1      Conduct of Business by Osicom.................................................................27
         5.2      Conduct of Business by Sync...................................................................29
         5.3      Access to Books and Records; Cooperation......................................................31
         5.4      Filings and Consents..........................................................................31
         5.5      No Solicitation...............................................................................32
         5.6      Proxy; Registration Statement.................................................................33
         5.7      Shareholders' Meeting.........................................................................33
         5.8      Listing.......................................................................................33
         5.9      Covenant to Satisfy Conditions................................................................33
         5.10     Best Efforts and Further Assurances...........................................................33

Article VI  CONDITIONS TO OSICOM'S OBLIGATIONS..................................................................34
         6.1      Representations and Warranties................................................................34
         6.2      Performance...................................................................................34
         6.3      Officer's Certificate.........................................................................34
         6.4      HSR Act.......................................................................................34
         6.5      Shareholder Approval..........................................................................34
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                                      -ii-

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
         6.6      Registration Statement........................................................................34
         6.7      Nasdaq........................................................................................34
         6.8      Injunctions...................................................................................34
         6.9      Consents......................................................................................34
         6.10     Non-Competition Agreement.....................................................................35

Article VII  CONDITIONS TO SYNC'S OBLIGATION....................................................................35
         7.1      Representations and Warranties................................................................35
         7.2      Performance...................................................................................35
         7.3      Officer's Certificate.........................................................................35
         7.4      HSR Act.......................................................................................35
         7.5      Shareholder Approval..........................................................................35
         7.6      Registration Statement........................................................................35
         7.7      Injunctions...................................................................................35
         7.8      Consents......................................................................................35
         7.9      Non-Competition Agreement.....................................................................36

Article VIII  TERMINATION.......................................................................................36
         8.1      Termination...................................................................................36
         8.2      Procedure and Effect of Termination...........................................................36

Article IX  INDEMNIFICATION.....................................................................................37
         9.1      Indemnification...............................................................................37

Article X  MISCELLANEOUS........................................................................................39
         10.1     Survival of Representations, Warranties and Agreements........................................39
         10.2     Fees and Expenses.............................................................................39
         10.3     Governing Law.................................................................................40
         10.4     Amendment.....................................................................................40
         10.5     No Assignment.................................................................................40
         10.6     Waiver........................................................................................40
         10.7     Notices.......................................................................................40
         10.8     Complete Agreement............................................................................42
         10.9     Counterparts..................................................................................42
         10.10    Publicity.....................................................................................42
         10.11    Headings......................................................................................42
         10.12    Severability..................................................................................42
         10.13    Third Parties.................................................................................42
         10.14    CONSENT TO JURISDICTION AND SERVICE OF PROCESS................................................42
         10.15    WAIVER OF JURY TRIAL..........................................................................43
         10.16    Definitions...................................................................................44
         10.17    Effective Date................................................................................45
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                                     -iii-

                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Agreement"), dated as of April 10, 2000 and effective when indicated in Section 10.17 below, is entered into by and among Sync Research, Inc., a Delaware corporation ("Sync"), Merger Co, a Delaware corporation and a wholly owned Subsidiary of Sync ("Merger Co"), Osicom Technologies, Inc., a New Jersey corporation (the "Shareholder") and Osicom Technologies, Inc., a Delaware corporation and a wholly owned Subsidiary of the Shareholder ("Osicom").

                                R E C I T A L S :

                  WHEREAS, the respective Boards of Directors of Sync, Osicom, the Shareholder and Merger Co have approved the merger of Merger Co into Osicom (the "Merger"), subject to the terms and conditions of this Agreement, whereby each outstanding share of common stock, $1.00 par value per share (the "Osicom Common Stock") of Osicom will be converted into the right to receive shares of common stock, par value $.001 per share, of Sync (the "Sync Common Stock") as provided herein;

                  WHEREAS, Sync, Merger Co, the Shareholder and Osicom desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual provisions, agreements and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Co shall be merged with and into Osicom at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Merger Co shall cease and Osicom shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Osicom and Merger Co in accordance with the provisions of the DGCL.

1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to the provisions of Article VIII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., on a date to be specified by the parties, which date shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Articles VI and VII (the "Closing Date"), at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Woodbridge, New Jersey, or such other place, time and date as the parties may agree. Subject to the provisions of this Agreement, a certificate of merger shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered for filing and recordation with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date.

1.3 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as shall be agreed by Osicom and Sync and as shall be set forth in such certificate) in accordance with the DGCL (the date and time the Merger becomes effective being the "Effective Time").

1.4 CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time and without any further action on the part of Osicom and Merger Co, (i) the certificate of incorporation of Osicom as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, (ii) the by-laws of Osicom shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law and (iii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law, including the DGCL.

1.5 OFFICERS AND DIRECTORS. The officers and directors of Osicom at the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

1.6 SYNC. At the Closing, the name of Sync will be changed to Entrada Networks, Inc., or such other name as Sync and the Shareholder may mutually agree, and the Board of Directors of Sync will consist of the Chief Executive Officer of Sync, Greg Reyes and three (3) individuals selected by the mutual agreement of Sync and the Shareholder.

1.7 ADDITIONAL MATTERS. At the Closing, (a) any indebtedness owed by Osicom to the Shareholder, or any other affiliates of the Shareholder, will be contributed to the capital of Osicom; (b) the Shareholder shall agree to indemnify and hold Osicom, Sync, Merger Co and the Surviving Corporation harmless against any liability arising after the Effective Date from (i) the early termination by Osicom of its real estate lease for property located in Aurora, Illinois (ii) the termination of the Case Defined Benefit Plan previously maintained by Osicom and (iii) the late filing of Osicom's tax returns; (c) Osicom will use its best efforts to cause those employees of Osicom listed on Section 1.7 of the Disclosure Schedule to enter into employment agreements with the Surviving Corporation having such terms and conditions as are mutually agreed upon by Osicom and Sync; and (d) the Shareholder will enter into an agreement with Sync and the Surviving Corporation, in such form and substance as Sync and the Shareholder may mutually agree.

1.8 LUCENT. The Shareholder agrees to be responsible for and pay any royalties or similar payments due from Osicom to Lucent Technologies, Inc. and its Affiliates for all periods prior to the Closing Date up to an aggregate of $500,000. Any additional royalties or similar payments due to Lucent in excess of $500,000 shall be paid by the Surviving Corporation.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Osicom Common Stock or any shares of common stock, par value $.01 per share ("Merger Co Common Stock"), of Merger Co:

         (a) CAPITAL STOCK OF MERGER CO. Each share of Merger Co Common Stock outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock. Each stock certificate of Merger Co evidencing shares of Merger Co Common Stock shall thereafter evidence ownership of shares of Surviving Corporation Common Stock.

         (b) CANCELLATION OF TREASURY STOCK. Each share of Osicom Common Stock that is owned by Osicom or any Subsidiary (as defined in Section 10.16) of Osicom shall automatically be canceled and retired and shall cease to exist, and no Sync Common Stock, Surviving Corporation Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

         (c) CONVERSION OF OSICOM COMMON STOCK. Other than shares to be canceled pursuant to Section 2.1(b), the outstanding shares of Osicom Common Stock shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of Sync Common Stock that is equal to the number of shares of Sync Common Stock outstanding on the Closing Date (the "Merger Consideration"). The parties intend that immediately following the Merger, the Shareholder will own fifty percent (50%) of the outstanding Sync Common Stock. In addition, Sync, promptly after the Effective Time, shall issue options to purchase its Common Stock to Osicom employees in an amount equal to the number of shares of Sync Common Stock issuable pursuant to the stock options and convertible and exchangeable securities listed on Schedule 4.2(a) of the Disclosure Schedule, which Schedule shall be updated as of the Closing Date for purposes of this computation. Such options will not affect the Merger Consideration calculation.

2.2 EXCHANGE PROCEDURES. At the Closing, the Shareholder shall surrender to Sync the share certificate(s) (the "Osicom Certificate") representing all of the outstanding shares of Osicom Common Stock. The Osicom Certificate so surrendered shall forthwith be canceled. As soon as reasonably practicable after the Effective Time, the Shareholder shall, upon surrender to Sync of the Osicom Certificate, together with such other documents as may be reasonably required by Sync, be entitled to a share certificate(s) representing the number of shares of Sync Common Stock into which the aggregate number of shares of Osicom Common Stock shall have been converted pursuant to this Agreement. Each such share certificate of Sync Common Stock issued to each holder will bear the following legend on the face thereof:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

2.3 STOCK TRANSFER BOOKS. At the close of business, eastern standard time, on the day the Effective Time occurs, the stock transfer books of Osicom shall be transferred to Sync and there shall be no further registration of transfers of shares by Osicom of Osicom Common Stock thereafter on the records of Osicom. From and after the Effective Time, the Shareholder shall cease to have any rights with respect to such shares of Osicom Common Stock formerly represented by the Osicom Certificate surrendered pursuant to Section 2.2, except as otherwise provided herein or by law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SHAREHOLDER AND OSICOM

                  The Shareholder and Osicom hereby represent and warrant to Sync as follows:

3.1 CORPORATE ORGANIZATION. Osicom, and each Subsidiary of Osicom, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Osicom and each of its Subsidiaries has full corporate power and authority to own their respective assets and to carry on their respective businesses as now being conducted and are duly qualified or licensed to do business as foreign corporations in good standing in the jurisdictions in which the ownership of their respective property or the conduct of their respective businesses requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 10.16) on Osicom. Section 3.1 of the Disclosure Scheduleattached hereto lists by name each of Osicom and the Subsidiaries of Osicom, each jurisdiction in which each entity is qualified or authorized to do business and its capitalization (including the identity of each stockholder and the number of shares held by each). Osicom has delivered to Sync complete and correct copies of the certificate of incorporation and all amendments thereto, the by-laws as presently in effect, and the minute books and stock transfer records of Osicom and each of its Subsidiaries.

3.2 CAPITALIZATION.

         (a) The authorized capital stock of Osicom consists of 50,000 shares of Class A Common Stock, par value $1.00 per share (the "Osicom Common Stock") of which 1,000 shares are issued and outstanding as of the date hereof and 9,000 shares of Class B Common Stock, none of which are outstanding as of the date hereof. The Shareholder owns all of the shares of Osicom Common Stock issued and outstanding as of the date hereof. No other shares of any other class or series of capital stock of Osicom or securities exercisable or convertible into or exchangeable for capital stock of Osicom ("Osicom Capital Stock Equivalents") were authorized, issued or outstanding as of January 31, 2000. Since January 31, 2000, there have been no issuances of Osicom Common Stock or Osicom Capital Stock Equivalents. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares, whether issued or unissued, of capital stock of Osicom or Osicom Capital Stock Equivalents, including any rights of issuance, conversion or exchange under any outstanding securities or other instruments, other than restrictions imposed by Federal and state securities laws. All of the shares of Osicom Common Stock are duly authorized, validly issued and outstanding and fully paid, nonassessable and free and clear of all pledges, mortgages, claims, options, rights of first refusal, liens, charges, encumbrances, security interests and limitations of voting rights of any kind or nature whatsoever ("Encumbrances"). Neither Osicom nor any of its Subsidiaries has any outstanding debt securities or other indebtedness or guarantees, except as specifically disclosed in the Osicom Financial Statements (as defined in Section 3.4).

         (b) Section 3.2(b) of the Disclosure Schedule contains a complete and correct list of all direct or indirect Subsidiaries of Osicom and the amount of capital stock or other equity interests owned by Osicom and its Subsidiaries in such Subsidiaries. All the outstanding shares of capital stock of each of the Subsidiaries of Osicom have been duly authorized, validly issued and are fully paid and non-assessable and, except as set forth in Section 3.2(b) of the Disclosure Schedule, are owned (of record and beneficially) by Osicom designed in Section 3.2(b) of the Disclosure Schedule, free and clear of all Encumbrances. Except for the Subsidiaries set forth in Section 3.2(b) of the Disclosure Schedule, neither Osicom nor any of its Subsidiaries owns or has any option or right to acquire, directly or indirectly, any capital stock or other equity securities of, or has any direct or indirect equity or ownership interest or debt investment in, any corporation, association, partnership, joint venture or other business.

3.3 AUTHORIZATION, ETC. Each of the Shareholder and Osicom has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Shareholder and of Osicom and no other corporate proceedings on the part of Osicom, the Shareholder or their respective stockholders are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the filing of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed by Osicom and the Shareholder and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of Osicom and the Shareholder, enforceable against each of them in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.4 FINANCIAL STATEMENTS. Osicom has previously delivered to Sync (i) the audited balance sheet of Osicom and its Subsidiaries as of January 31, 2000 (the "Osicom Balance Sheet") and the related audited statements of income, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto, and the related unaudited statements of income, stockholders' equity and cash flows for the year then ended, and the notes thereto (collectively the "Osicom Financial Statements"). The Osicom Financial Statements present fairly the assets, liabilities, financial position, results of operations and cash flows of Osicom and its Subsidiaries as of the dates and for the periods indicated, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied by Osicom.

3.5 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 3.5 of the Disclosure Schedule, neither Osicom nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected on or reserved against the Osicom Balance Sheet or the Osicom Interim Balance Sheet and current liabilities incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

3.6 NO APPROVALS OR CONFLICTS. Except as set forth in Section 3.6 of the Disclosure Schedule, the execution, delivery and performance by Osicom and the Shareholder of this Agreement and the consummation by Osicom and the Shareholder of the transactions contemplated hereby will not
         (i) violate, conflict with or result in a breach by Osicom of any provision of the certificate of incorporation or by-laws of Osicom or any of its Subsidiaries, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by Osicom or any of its Subsidiaries (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of Osicom or any of its Subsidiaries under, any Osicom Contract (as defined in Section 3.15), (iii) violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to Osicom, any of its Subsidiaries, or any of their respective properties or except for those required under or in relation to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any governmental or regulatory authority, excluding from the foregoing clauses (ii) and (iii) above, such violations, conflicts and breaches which, individually or in the aggregate, would not have a Material Adverse Effect on Osicom or prevent or delay the consummation of the transactions contemplated hereby.

3.7 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Neither Osicom nor any of its Subsidiaries is in violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the property or business of Osicom or any such Subsidiary. Osicom and each of its Subsidiaries have all material licenses, permits and other governmental authorizations reasonably necessary to conduct their respective businesses as currently conducted and such licenses, permits and authorizations are valid and in full force and effect.

3.8 LITIGATION. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no claims, suits, actions, proceedings or investigations (collectively, "Claims") pending or, to the best knowledge of Osicom or the Shareholder, threatened against Osicom, any of its Subsidiaries, or the transactions contemplated by this Agreement before any arbitrator, court or governmental or regulatory authority or body, which, if decided unfavorably to

         Osicom or such Subsidiary, would have a Material Adverse Effect on Osicom. Except as set forth in Section 3.8 of the Disclosure Schedule, neither Osicom nor any of its Subsidiaries nor any of their respective assets is subject to any decree, order or judgment which would have a Material Adverse Effect on Osicom.

3.9  ASSETS.

         (a) Except as set forth in Section 3.6(a) of the Disclosure Schedule, on January 31, 2000, Osicom and each of its Subsidiaries had and, except with respect to assets disposed of or acquired in the ordinary course of business and consistent with past practice since such date, Osicom and each of its Subsidiaries now has, good and valid title to, or holds by valid and existing lease or license, all the assets reflected as assets of Osicom and its Subsidiaries on the Osicom Balance Sheet or which would have been reflected on the Osicom Balance Sheet if acquired prior to such date, free and clear of all Encumbrances except for: Encumbrances which secure indebtedness or obligations which are properly reflected on the Osicom Balance Sheet and Permitted Liens (as defined in Section 10.16). Except as set forth in Section 3.9(a) of the Disclosure Schedule, Osicom and its Subsidiaries own, or have valid leasehold interests in, all material assets, tangible and intangible, necessary for the operation or conduct of Osicom's and such Subsidiary's business as conducted prior to and through the Closing Date (the "Osicom Assets"), and all such assets are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of Osicom's or such Subsidiary's business. The Osicom Assets include, without limitation, all right, title and interest to the hubs, switches, LAN adapters, FDDI, VME boards, stand alone print servers, Nethopper and all other network access business assets, and all associated know-how and proprietary information related thereto, that (i) are necessary for Sync to operate Osicom's business in the manner in which Osicom has operated the same, and (ii) were owned by the Shareholder or any of its Subsidiaries as of January 31, 2000.

         (b) Except as set forth in Section 3.9 of the Disclosure Schedule, no licenses or other consents from, or payments to, any other person, entity or governmental authority are or will be necessary for Sync to operate Osicom's business and use the Osicom Assets in the manner in which Osicom has operated the same, and no such person, entity or authority has made any claim to the contrary. No person or entity other than Osicom and its Subsidiaries has any right or interest in the Osicom Assets, including the right to grant interests in the Osicom Assets to third parties, except as set forth in Section 3.9(b) of the Disclosure Schedule, and there exists no restriction on the use or transfer of the Osicom Assets.

         (c) Except as provided in Section 3.9(c) of the Disclosure Schedule, no restrictions will exist on Sync's right to sell, resell, license or sublicense any of the Osicom Assets or engage in Osicom's business, nor will any such restrictions be imposed on Sync as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

3.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section 3.10 of the Disclosure Schedule, since January 31, 2000, the business of Osicom and each of its Subsidiaries has been conducted only in the ordinary course and consistent with past practice in all material respects, there has not been any event or development prior to the date hereof which, if it had occurred or existed after the date hereof, would be a violation of
         Section 5.1(c), and there has not been any change, event or development which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Osicom.

3.11 TAXES. Except as disclosed on the Disclosure Schedule, Osicom and each of its Subsidiaries has filed or caused to be filed all Tax Returns (including estimated Tax Returns) required to be filed by Osicom and each such Subsidiary. Except as disclosed on the Disclosure Schedule, All Tax Returns are complete and accurate in all material respects and all Taxes required to be shown on such Tax Returns or otherwise due or payable and all additional assessments of any such Taxes received prior to the date hereof have been paid in full on the due date for payment thereof. Neither Osicom nor any of its Subsidiaries is required to file any income or franchise tax returns in any jurisdiction other than the United States and the States of Arizona, California, Colorado, Connecticut, Denver, Delaware, Florida, Illinois, Kansas, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and Washington and the City of Denver and the District of Columbia. The amounts set up as accruals for Taxes on the Osicom Financial Statements are sufficient for the payment of all Taxes of Osicom and each of its Subsidiaries, whether or not disputed, for all periods ended on and prior to the respective dates thereof. In addition, the amounts set up as accruals for Taxes on the financial books of Osicom and each of its Subsidiaries on the date hereof are and will be sufficient for the payment of all Taxes of Osicom and each such Subsidiary, whether or not disputed, for all periods ended on and prior to the Closing Date. Except as disclosed in Section 3.11 of the Disclosure Schedule, the United States Federal, state and local income tax returns of Osicom and each of its Subsidiaries have been audited by the Internal Revenue Service or other Tax Authority or are closed and there are no proceedings or claims relating thereto or any facts that could give rise to the reopening thereof. Except as disclosed on the Disclosure Schedule, no deficiency in the payment of Taxes by Osicom or any of its Subsidiaries for any period has been asserted or, to the best knowledge of Osicom or the Shareholder, threatened against Osicom or any of its Subsidiaries by any Tax Authority and remains unsettled as of the date of this Agreement. Except as disclosed on the Disclosure Schedule, all Taxes required to be withheld, collected or deposited by Osicom or any of its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax Authorities. Except as disclosed on the Disclosure Schedule, neither Osicom nor any of its Subsidiaries owe any amount pursuant to any written or unwritten Tax sharing agreement or arrangement, or will have any liability after the date hereof in respect of any written or unwritten Tax sharing agreement or arrangement executed or agreed prior to the date hereof. Except as disclosed on the Disclosure Schedule, there are no Tax liens on any of the assets of Osicom or any of its Subsidiaries, other than liens for current Taxes which are not yet due or payable. Except as set forth in Section 3.11 of the Disclosure Schedule, neither Osicom nor any of its Subsidiaries has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax against Osicom or any such Subsidiary. Neither Osicom nor any of its Subsidiaries has been, or will be, subject to Tax under Section 1374 or Section 1375 of the Code for any taxable year ending on or prior to the Closing Date. Neither Osicom nor any of its Subsidiaries has filed a consent with the Internal Revenue Service pursuant to Section 341(f) of the Code or with any other Tax Authority to any similar effect or made an election under
         Section 338 of the Code other than as provided for in the terms of this Agreement.

         For purposes of this Agreement, the term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local or foreign Tax Authority, including, but not limited to, income, service, leasing, occupation, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         For purposes of this Agreement, the term "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Tax Authority with respect to Taxes.

         For purposes of this Agreement, the term "Tax Authority" shall mean the Internal Revenue Service and any similar state, local or foreign authority having jurisdiction over Taxes.

3.12     EMPLOYEE BENEFITS.

         (a) Section 3.12 of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multi-employer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, stock bonus, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Osicom or any of its Subsidiaries has any present or future right to benefits and under which Osicom or any of its Subsidiaries may have any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Osicom Plans."

         (b) With respect to each Osicom Plan, Osicom has delivered to Sync a current, accurate and complete copy (or, to the extent no such copy exists, an accurate written description) thereof and, to the extent applicable: Any related trust agreement or other funding instrument; the most recent determination letter, if the Osicom Plan is intended to qualify under Code
                  Section 401(a); any summary plan description and other written communications (or a written description of any oral communications) by Osicom or any of its Subsidiaries to their respective employees concerning the extent of the benefits provided under an Osicom Plan; and, for the three most recent years, (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports and (4) attorney's responses to an auditors' requests for information.

         (c) No Osicom Plan is subject to Title IV of ERISA, and neither Osicom nor any member of its Controlled Group has ever contributed to, sponsored, or been obligated to contribute to any plan subject to Title IV of ERISA.

         (d) (i) Each Osicom Plan has been established and administered in accordance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) no event has occurred and no condition exists that would subject Osicom or its Subsidiaries either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any Tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iii) each Osicom Plan which is intended to be qualified within the meaning of Code
                  Section 401(a) is so qualified and has received a favorable determination letter pursuant to the Tax Reform Act of 1986 and subsequent legislation as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iv) for each Osicom Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (v) no Osicom Plan provides retiree welfare benefits and neither Osicom nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and (vi) neither Osicom nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

         (e) With respect to any Osicom Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of Osicom or the Shareholder, threatened, and (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

         (f) Except as set forth in Section 3.12 of the Disclosure Schedule, no Osicom Plan exists that could result in the payment to any present or former employee of Osicom or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee or other service provider of Osicom or any of its Subsidiaries as a result of the transactions contemplated by this Agreement. There is no contract, plan or arrangement (written or otherwise) covering any employee or other service provider or former employee or service provider of Osicom or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

3.13 LABOR RELATIONS. Since January 1, 1998, neither Osicom nor any of its Subsidiaries has been or is a party to any collective bargaining or other labor agreement. Except as set forth in Section 3.13 of the Disclosure Schedule, there is no unfair labor practice charge or complaint pending or, to the best knowledge of Osicom or the Shareholder, threatened against or otherwise affecting Osicom or any of its Subsidiaries which, if adversely determined, would reasonably be likely to result in a liability having a Material Adverse Effect on Osicom; there is no labor strike, slowdown, work stoppage, or lockout in effect, or, to the best knowledge of Osicom and the Shareholder, threatened against or otherwise affecting Osicom or any of its Subsidiaries, and neither Osicom nor any of its Subsidiaries has experienced any such labor controversy within the past three years; neither Osicom nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices; and Osicom and each of its Subsidiaries is in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the best knowledge of Osicom and the Shareholder, there is no effort to organize employees of Osicom or any of its Subsidiaries which is pending or threatened.

3.14 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Section 3.14 of the Disclosure Schedule contains a true and complete list of all patents, trademarks, trade names, copyrights and pending applications therefor (collectively, the "Osicom Intellectual Property") used or owned by Osicom and each of its Subsidiaries and a list of all licenses and other agreements (collectively, the "Osicom License Agreements") relating thereto. Except as set forth in Section 3.14 of the Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use the Osicom Intellectual Property or the Osicom License Agreements, (ii) all Osicom Intellectual Property and Osicom License Agreements are valid, in good standing and free and clear of liens or other security interests, (iii) neither Osicom nor any of its Subsidiaries has received written or, to the best knowledge of Osicom or the Shareholder, oral, notice of any claims by any person to the use of any such Osicom Intellectual Property, or challenging or questioning the validity or effectiveness of any such Osicom License Agreement, and (iv) to the knowledge of Osicom and the Shareholder, no other person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any of the Osicom Intellectual Property.

3.15 CONTRACTS. The contracts and agreements listed in Section 3.15 of the Disclosure Schedule constitute each contract, instrument, lease, deed or agreement which is material to the business or operations of Osicom and each of its Subsidiaries (the "Osicom Contracts"). Complete copies (or, if oral, written summaries) of each Osicom Contract have been made available to Sync, including, without limitation, all of the following Osicom Contracts: (i) any indenture, note, mortgage, installment obligation, or other instrument for or relating to any borrowing of money; (ii) any guaranty of any obligation; (iii) any agreement, contract, commitment or arrangement containing any covenant limiting the ability of Osicom or any of its Subsidiaries to engage in any line of business or to compete with any business or person; (iv) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to Osicom or any of its Subsidiaries and involving future payments which exceed $25,000 in any 12-month period;
         (v) any agreement, contract, commitment or arrangement relating to the acquisition of assets or any capital stock of any business enterprise which has not been consummated; (vi) any real property lease; (vii) any contract, commitment, agreement or arrangement which requires payments in excess of $25,000 in any 12-month period, to the extent such contract, commitment, agreement or arrangement is not terminable within 30 days without payment of premium or penalty; (viii) any license agreement; (ix) any joint venture, partnership or other agreement for the joint performance of work or services; (x) each power of attorney that is effective and outstanding; (xi) any agreement entered into other than in the ordinary course of business containing or providing for an express undertaking by Osicom or any of its Subsidiaries to be responsible for consequential damages and (xii) any contract, commitment, agreement or arrangement with any director, stockholder or Affiliate (as defined in Section 10.16) of Osicom or any of its Subsidiaries. Each Osicom Contract is in full force and effect, and is a legal, valid and binding obligation of Osicom or such Subsidiary and each of the other parties thereto, enforceable in accordance with its terms, except that (x) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Osicom, any of its Subsidiaries, or, to the best knowledge of Osicom and the Shareholder, any other party thereto under, or result in a right in termination of, any Osicom Contract, by any other party thereto. To the best knowledge of Osicom and the Shareholder, no party to any Osicom Contract intends (x) to terminate such Osicom Contract or materially amend the terms thereof, (y) to refuse to renew such Osicom Contract upon expiration thereof or (z) to renew such Osicom Contract upon expiration thereof on terms and conditions which are materially more onerous to Osicom or such Subsidiary than those pertaining to such existing Osicom Contract.

3.16 ENVIRONMENTAL MATTERS. Except as to matters which would not be expected to result, individually or in the aggregate, in a Material Adverse Effect on Osicom, or as set forth in Section 3.16 of the Disclosure Schedule, (i) neither Osicom nor any of its Subsidiaries has received any notice alleging the material violation of, or any material actual or potential liability relating to, any applicable foreign, federal, state or local statutes, laws, regulations, rules, decrees, orders, judgments, ordinances, or common law related to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any similar state or local statutes or regulations but excluding workers compensation or similar laws ("Environmental Laws"), which violation has not been resolved and, to the best knowledge of Osicom and the Shareholder, no such notice is threatened or otherwise expected, (ii) to the best knowledge of Osicom and the Shareholder, Osicom and each of its Subsidiaries is and has been in material compliance with all applicable Environmental Laws and there is no condition that could prevent or materially interfere with such compliance in the future, (iii) Osicom and each of its Subsidiaries has obtained and is and has been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the business of Osicom and each of its Subsidiaries as currently conducted, (iv) to the best knowledge of Osicom and the Shareholder, no hazardous waste, substance, material, or chemical, including, without limitation, petroleum and petroleum products, polychlorinated biphenyls, asbestos and any other material regulated under, or that can result in liability under, applicable Environmental Laws ("Hazardous Material"), has been transported, stored, treated, arranged to be disposed of or disposed of by Osicom or any of its Subsidiaries on or from the real estate owned, operated or otherwise used by Osicom or any of its Subsidiaries or at any other location, except in compliance with, or as otherwise would not result in material liability under all applicable Environmental Laws, (v) except for successor liability as an owner of real property, neither Osicom nor any of its Subsidiaries has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws,
         (vi) neither Osicom nor any of its Subsidiaries has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws, (vii) to the best knowledge of Osicom and the Shareholder, there are no (w) underground or aboveground storage tanks,
         (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently or formerly present at or about any of the properties or facilities currently or formerly owned, operated or otherwise used by Osicom or any of its Subsidiaries that could result in material liability to Osicom or any such Subsidiary under any applicable Environmental Laws, and (viii) to the best knowledge of Osicom and the Shareholder, there are no actions, activities, events, conditions or circumstances occurring or existing, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that can reasonably be expected to result in any material liability or obligation of Osicom or any of its Subsidiaries under or relating to any Environmental Laws.

3.17 INSURANCE. Section 3.17 of the Disclosure Schedule lists all insurance policies of Osicom and each of its Subsidiaries covering the assets, employees and operations of Osicom and each of its Subsidiaries as of the date hereof and any pending claims under such policies. All such policies are in full force and effect, all premiums due thereon have been paid by Osicom or such Subsidiary and Osicom and each of its Subsidiaries has complied in all material respects with the provisions of such policies and has not received any notice from any of its insurance brokers or carriers that any insurance policy is no longer in full force or effect or that such broker or carrier will not be willing or able to renew their existing coverage and perform its obligations thereunder. All such policies shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

3.18 MATERIAL CUSTOMERS AND SUPPLIERS. Section 3.18 of the Disclosure Schedule sets forth the names of the ten suppliers of Osicom and its Subsidiaries whom Osicom and its Subsidiaries paid the greatest sum of money in respect of products, services and materials sold to Osicom and its Subsidiaries and the ten customers of Osicom and its Subsidiaries from whom Osicom and its Subsidiaries received the greatest sum of money in respect of products or services provided by Osicom and its Subsidiaries between February 1, 1999 and January 31, 2000.

3.19     REAL PROPERTY.

         (a) The real property listed in Section 3.19(a) of the Disclosure Schedule constitutes all of the real property that any of Osicom and its Subsidiaries owns as of the date hereof (the "Osicom Owned Real Property"). Except as set forth in Section 3.19(a) of the Disclosure Schedule, with respect to each such parcel of Osicom Owned Real Property the identified owner has good and marketable fee simple title to the parcel of real property, free and clear of any Encumbrance (other than Permitted Liens).

         (b) The leases listed in Section 3.15 of the Disclosure Schedule constitute all the real property leases which are used in the conduct of the business of Osicom and its Subsidiaries as it is presently being conducted and/or to which Osicom or its Subsidiaries is a party (the "Osicom Leases" and, such property, "Osicom Leased Property"; the Osicom Leased Property, together with the Osicom Owned Real Property, the "Osicom Real Property"). The Osicom Real Property is all of the real property which is used for the conduct of the business of Osicom and its Subsidiaries as is presently conducted.

         (c) Since January 31, 2000, neither Osicom nor any of its Subsidiaries has sold, assigned, transferred or otherwise disposed of, or granted any security interest in or lien on, any Osicom Owned Real Property or any Osicom Lease. With respect to each Osicom Lease, all accrued and payable rents required by each Osicom Lease to be paid by Osicom or any of its Subsidiaries have been paid or adequate provision for such payment has been made, no written notice of default or termination has been given or received by Osicom or any of its Subsidiaries, and no material event of default has occurred, no condition exists and no event has occurred that, with the giving of notice or the lapse of time, would become a material default or permit early termination, under any Osicom Lease, and (iii) Osicom has, and immediately after the Closing, will have, good, valid and enforceable title to the leasehold estate in the Osicom Leased Property, free and clear of any Encumbrance (other than Permitted Liens). Except as set forth in Section 3.19(c) of the Disclosure Schedule, no third party consent or approval under any Osicom Lease is required for the consummation of the transactions contemplated herein.

         (d) Osicom has obtained all easements and rights of way required from all governmental jurisdictions or from private parties for the normal use and operation of the business on the Osicom Owned Real Property as heretofore conducted.

         (e) There is no pending or, to Osicom's knowledge, threatened condemnation, expropriation, eminent domain or similar proceeding affecting any of the Osicom Real Property and Osicom has not received any written notice of any of the same.

         (f) Each Osicom Owned Real Property and, to Osicom's knowledge, each Osicom Leased Property and all buildings, structures, fixtures and improvements on each Osicom Owned Real Property and, to Osicom's knowledge, each Osicom Leased Property, and all use of any thereof by Osicom or its subsidiaries, conform with all applicable building, zoning, subdivision, land use, fire and other laws pertaining to or affecting real property, except where the failure to so conform would not have a Material Adverse Effect on Osicom. Each occupied Osicom Owned Real Property and, to Osicom's knowledge, each occupied Osicom Leased Property is occupied under a valid and existing certificate of occupancy for such Osicom Real Property. Osicom has taken all corrective action indicated in all written notices or orders to Osicom to correct violations of laws issued by any governmental authority having jurisdiction against or affecting the Osicom Real Property. The Osicom Real Property is not in violation of any restrictive covenant, condition, restriction or limitation which would have a Material Adverse Effect on Osicom or a material adverse effect on the use thereof as currently utilized.

         (g) No Osicom Owned Real Property is subject to any contract or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting the right of Osicom to convey or use it as currently operated.

         (h) All Osicom Real Property and the improvements thereon are supplied with the utilities necessary for the operation of such facilities as currently operated.

         (i) Osicom has not received written notice of any special assessment relating to any Osicom Real Property or any portion thereof, and, to Osicom's knowledge, there are no pending or threatened special assessments.

         (j) Osicom has furnished Sync with all non-privileged environmental, engineering or other studies or reports prepared for Osicom or its subsidiaries since January 1, 1995 which primarily deal with the ownership, operation, maintenance or management of the Osicom Real Property.

3.20 INVESTMENT COMPANY ACT STATUS. Neither Osicom nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

3.21 PRODUCT LIABILITY. Except as set forth in Section 3.21 of the Disclosure Schedule, neither Osicom nor any of its Subsidiaries has received written notice of any claim or threatened claim against Osicom or any such Subsidiary for product liability, nor, to the best knowledge of Osicom and the Shareholder, has Osicom or any of its Subsidiaries received oral notice of any claim or threatened claim against Osicom or any of its Subsidiaries for product liability.

3.22 BOOKS AND RECORDS. The financial books and records pertaining to the business of Osicom and its Subsidiaries are complete and correct in all material respects, have been maintained in accordance with good business practice, and reflect the basis for the financial condition and results of operations of Osicom set forth in the Osicom Financial Statements referred to in Section 3.4 hereto.

3.23 NO BROKERS' OR OTHER FEES. No broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder or Osicom or any of its Subsidiaries.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SYNC

                  Sync hereby represents and warrants to Osicom as follows:

4.1 CORPORATE ORGANIZATION. Sync, and each Subsidiary of Sync, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Sync and each of its Subsidiaries has full corporate power and authority to own their respective assets and to carry on their respective businesses as now being conducted and are duly qualified or licensed to do business as foreign corporations in good standing in the jurisdictions in which the ownership of their respective property or the conduct of their respective businesses requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Sync. Sync has delivered to Osicom complete and correct copies of the certificate of incorporation and all amendments thereto, the by-laws as presently in effect, and the minute books and stock transfer records of Sync and each of its Subsidiaries.

4.2  CAPITALIZATION.

         (a) The authorized capital stock of Sync consists of 50,000,000 shares of Sync Common Stock, of which 3,531,007 shares of Sync Common Stock (the "Sync Shares") were outstanding as of March 31, 2000, and 754,280 shares of Sync Common Stock were reserved for issuance upon exercise of options outstanding as of March 31, 2000, and 2,000,000 shares of Sync Preferred Stock, par value $.001 per share, of which no shares were outstanding as of March 31, 2000. No other shares of any other class or series of capital stock of Sync or securities exercisable or convertible into or exchangeable for capital stock of Sync ("Sync Capital Stock Equivalents") were authorized, issued or outstanding as of March 31, 2000. Since March 31, 2000, there have been no issuances of Sync Common Stock or Sync Capital Stock Equivalents other than (i) issuances of shares of Sync Common Stock upon exercise of options outstanding on March 31, 2000 and (ii) issuance of shares of Sync Common Stock under Sync's Employee Stock Purchase Plan. Except as set forth in Section 4.2(a) of the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares, whether issued or unissued, of capital stock of Sync or Sync Capital Stock Equivalents, including any rights of issuance, conversion or exchange under any outstanding securities or other instruments, other than restrictions imposed by Federal and state securities laws. All of the Sync Shares are, and any shares of Sync Common Stock to be issued upon exercise of outstanding options will be, duly authorized, validly issued and outstanding and fully paid, nonassessable and free and clear of all Encumbrances. Neither Sync nor any of its Subsidiaries has any outstanding debt securities or other indebtedness or guarantees, except as specifically disclosed in the Sync Financial Statements (as defined in Section 4.4).

         (b) Section 4.2(b) of the Disclosure Schedule contains a complete and correct list of all direct or indirect Subsidiaries of Sync and the amount of capital stock or other equity interests owned by Sync and its Subsidiaries in such Subsidiaries. All the outstanding shares of capital stock of each of the Subsidiaries of Sync have been duly authorized, validly issued and are fully paid and non-assessable and, except as set forth in Section 4.2(b) of the Disclosure Schedule, are owned (of record and beneficially) by Sync or by another Subsidiary of Sync, free and clear of all Encumbrances. Except for the Subsidiaries set forth in Section 4.2(b) of the Disclosure Schedule, neither Sync nor any of its Subsidiaries owns or has any option or right to acquire, directly or indirectly, any capital stock or other equity securities of, or has any direct or indirect equity or ownership interest or debt investment in, any corporation, association, partnership, joint venture or other business.

4.3 AUTHORIZATION, ETC. Each of Sync and Merger Co has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sync and Merger Co (other than the approval of this Agreement by the holders of a majority of the outstanding shares of Sync Common Stock) and no other corporate proceedings on the part of Sync, Merger Co or their respective stockholders are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the filing of the Certificate of Merger as required by the
    DGCL). This Agreement has been duly and validly executed by each of Sync and Merger Co and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto , constitutes a legal, valid and binding agreement of each of Sync and Merger Co, enforceable against each of Sync and Merger Co in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.4 FINANCIAL STATEMENTS. Sync has previously delivered to Osicom (i) the audited balance sheet of Sync and its Subsidiaries as of December 31, 1999 and the related audited statements of income, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto (the "Sync Financial Statements"). The Sync Financial Statements present fairly the assets, liabilities, financial position, results of operations and cash flows of Sync and its Subsidiaries as of the dates and for the periods indicated, and have been prepared in accordance with GAAP consistently applied by Sync.

4.5 NO UNDISCLOSED LIABILITIES.  Except as disclosed in Section 4.5 of the

    Disclosure Schedule, neither Sync nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent, matured or unmatured, that are required to be reflected, accrued or reserved for in an audited balance sheet of Sync or such Subsidiary or the notes thereto prepared in accordance with GAAP, other than (i) liabilities and obligations that are reflected, accrued or reserved for in the balance sheet as of December 31, 1999 included in the Sync Financial Statements (the "Sync Balance Sheet"), (ii) liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the Sync Balance Sheet and (iii) liabilities and obligations which in the aggregate would not have a Material Adverse Effect on Sync.

4.6 NO APPROVALS OR CONFLICTS. Except as set forth in Section 4.6 of the Disclosure Schedule, the execution, delivery and performance by Sync and Merger Co of this Agreement and the consummation by Sync and Merger Co of the transactions contemplated hereby will not violate, conflict with or result in a breach by Sync or any of its Subsidiaries of any provision of the certificate of incorporation or by-laws of Sync or any of its Subsidiaries, violate, conflict with or result in a breach of any provision of, or constitute a default by Sync or any of its Subsidiaries (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of Sync or any of its Subsidiaries under, any Sync Contract (as defined in Section 4.15), violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to Sync, any of its Subsidiaries, or any of their respective properties or except for those required under or in relation to the HSR Act, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any governmental or regulatory authority, excluding such violations, conflicts and breaches which, individually or in the aggregate, would not have a Material Adverse Effect on Sync or prevent or delay the consummation of the transactions contemplated hereby.

4.7 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Neither Sync nor any of its Subsidiaries is in violation of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the property or business of Sync or any such Subsidiary. Sync and each of its Subsidiaries have all material licenses, permits and other governmental authorizations reasonably necessary to conduct their respective businesses as currently conducted and such licenses, permits and authorizations are valid and in full force and effect.

4.8 LITIGATION. Except as set forth in Section 4.8 of the Disclosure Schedule, there are no Claims pending or, to the best knowledge of Sync, threatened against Sync, any of its Subsidiaries, or the transactions contemplated by this Agreement before any arbitrator, court or governmental or regulatory authority or body, which, if decided unfavorably to Sync or such Subsidiary, would have a Material Adverse Effect on Sync. Except as set forth in Section 4.8 of the Disclosure Schedule, neither Sync nor any of its Subsidiaries nor any of their respective assets is subject to any decree, order or judgment which would have a Material Adverse Effect on Sync.

4.9 ASSETS. Except as set forth in Section 4.9 of the Disclosure Schedule, on December 31, 1999, Sync and each of its Subsidiaries had and, except with respect to assets disposed of or acquired in the ordinary course of business and consistent with past practice since such date, Sync and each of its Subsidiaries now has, good and valid title to, or holds by valid and existing lease or license, all the assets reflected as assets of Sync and its Subsidiaries on the balance sheet as of December 31, 1999 included in the Sync Financial Statements (the "1999 Sync Balance Sheet") or which would have been reflected on the 1999 Sync Balance
    Sheet if acquired prior to such date, free and clear of Encumbrances except for: Encumbrances which secure indebtedness or obligations which are properly reflected on the 1999 Sync Balance Sheet and Permitted Liens. Except as set forth in
         Section 4.9 of the Disclosure Schedule, Sync and its Subsidiaries own, or have valid leasehold interests in, all material tangible assets necessary for the operation or conduct of Sync's or such Subsidiary's business as currently conducted and all such assets are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of Sync's or such Subsidiary's business.

4.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section 4.10 of the Disclosure Schedule, since December 31, 1999, the business of Sync and each of its Subsidiaries has been conducted only in the ordinary course and consistent with past practice in all material respects, there has not been any event or development prior to the date hereof which, if it had occurred or existed after the date hereof, would be a violation of
         Section 5.2(c), and there has not been any change, event or development which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Sync.

4.11 TAXES. Sync and each of its Subsidiaries has filed or caused to be filed all Tax Returns (including estimated Tax Returns) required to be filed by Sync and each such Subsidiary. To the best knowledge of Sync, all Tax Returns are complete and accurate in all material respects. All Taxes required to be shown on such Tax Returns or otherwise due or payable and all additional assessments of any such Taxes received prior to the date hereof have been paid in full on the due date for payment thereof. Neither Sync nor any of its Subsidiaries is required to file any income or franchise tax returns in any jurisdiction other than the United States and the States of Arizona, Delaware, Colorado, Connecticut, Florida, Georgia, Illinois, California, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, Ohio, Oklahoma, Pennsylvania, Rhode Island, Texas and Virginia. The amounts set up as accruals for Taxes on the Sync Financial Statements are sufficient for the payment of all Taxes of Sync and each of its Subsidiaries, whether or not disputed, for all periods ended on and prior to the respective dates thereof. In addition, the amounts set up as accruals for Taxes on the financial books of Sync and each of its Subsidiaries on the date hereof are and will be sufficient for the payment of all Taxes of Sync and each such Subsidiary, whether or not disputed, for all periods ended on and prior to the Closing Date. Except as disclosed in Section 4.11 of the Disclosure Schedule, the United States Federal, California and Massachusetts income tax returns of Sync and each of its Subsidiaries have been audited by the Internal Revenue Service or other Tax Authority or are closed and, to the best knowledge of Sync, there are no proceedings or claims relating thereto or any facts that could give rise to the reopening thereof or in connection with any other state or local income tax returns. No deficiency in the payment of Taxes by Sync or any of its Subsidiaries for any period has been asserted or, to the best knowledge of Sync, threatened against Sync or any of its Subsidiaries by any Tax Authority and remains unsettled as of the date of this Agreement. All Taxes required to be withheld, collected or deposited by Sync or any of its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax Authorities. Neither Sync nor any of its Subsidiaries owe any amount pursuant to any written or unwritten Tax sharing agreement or arrangement, or will have any liability after the date hereof in respect of any written or unwritten Tax sharing agreement or arrangement executed or agreed prior to the date hereof. There are no Tax liens on any of the assets of Sync or any of its Subsidiaries, other than liens for current Taxes which are not yet due or payable. Except as set forth in Section 4.11 of the Disclosure Schedule, neither Sync nor any of its Subsidiaries has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax against Sync or any such Subsidiary. Neither Sync nor any of its Subsidiaries has been, or will be, subject to Tax under Section 1374 or Section 1375 of the Code for any taxable year ending on or prior to the Closing Date. Neither Sync nor any of its Subsidiaries has filed a consent with the Internal Revenue Service pursuant to Section 341(f) of the Code or with any other Tax Authority to any similar effect or made an election under
         Section 338 of the Code other than as provided for in the terms of this Agreement.

4.12     EMPLOYEE BENEFITS.

         (a) Section 4.12 of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, stock bonus, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Sync or any of its Subsidiaries has any present or future right to benefits and under which Sync or any of its Subsidiaries may have any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Sync Plans."

         (b) With respect to each Sync Plan, Sync has delivered to Osicom a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: any related trust agreement or other funding instrument; the most recent determination letter, if the Sync Plan is intended to qualify under Code Section 401(a); any summary plan description and other written communications (or a description of any oral communications) by Sync or any of its Subsidiaries to their respective employees concerning the extent of the benefits provided under a Sync Plan; and, for the three most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

         (c) No Sync Plan is subject to Title IV of ERISA, and neither Sync nor any member of its Controlled Group has ever contributed to, sponsored , or been obligated to contribute to any plan subject to Title IV of ERISA.

         (d) (i) Each Sync Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) no event has occurred and no condition exists that would subject Sync or its Subsidiaries either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any Tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iii) each Sync Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter pursuant to the Tax Reform Act of 1986 and subsequent legislation as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iv) for each Sync Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (v) except as set forth on Section
                  4.12 of the Disclosure Schedule, no Sync Plan provides retiree welfare benefits and neither Sync nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code; and (vi) neither Sync nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

         (e) With respect to any Sync Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Sync, threatened, and (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

         (f) Except as set forth in Section 4.12 of the Disclosure Schedule, no Sync Plan exists that could result in the payment to any present or former employee of Sync or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee or other service provider of Sync or any of its Subsidiaries as a result of the transactions contemplated by this Agreement. There is no contract, plan or arrangement (written or otherwise) covering any employee or other service provider or former employee or other service provider of Sync or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

4.13 LABOR RELATIONS. Except as set forth in Section 4.13 of the Disclosure Schedule, there is no unfair labor practice charge or complaint pending or, to the best knowledge of Sync, threatened against or otherwise affecting Sync or any of its Subsidiaries which, if adversely determined, would reasonably be likely to result in a liability having a Material Adverse Effect on Sync; there is no labor strike, slowdown, work stoppage, or lockout in effect, or, to the best knowledge of Sync, threatened against or otherwise affecting Sync or any of its Subsidiaries, and neither Sync nor any of its Subsidiaries has experienced any such labor controversy within the past three years; neither Sync nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices; and Sync and each of its Subsidiaries is in compliance with their obligations pursuant to the WARN Act, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the best knowledge of Sync, there is no effort to organize employees of Sync or any of its Subsidiaries which is pending or threatened.

4.14 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Section 4.14 of the Disclosure Schedule contains a true and complete list of all patents, trademarks, trade names, copyrights and pending applications therefor (collectively, the "Sync Intellectual Property") used or owned by Sync and each of its Subsidiaries and a list of all licenses and other agreements (collectively, the "Sync License Agreements") relating thereto. Except as set forth in Section 4.14 of the Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use the Sync Intellectual Property or the Sync License Agreements, (ii) all Sync Intellectual Property and Sync License Agreements are valid, in good standing and free and clear of liens or other security interests, (iii) neither Sync nor any of its Subsidiaries has received written or, to the best knowledge of Sync, oral, notice of any claims by any person to the use of any such Sync Intellectual Property, or challenging or questioning the validity or effectiveness of any such Sync License Agreement, and (iv) to the knowledge of Sync, no other person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any of the Sync Intellectual Property.

4.15 CONTRACTS. The contracts and agreements listed in Section 4.15 of the Disclosure Schedule constitute each contract, instrument, lease, deed or agreement which is material to the business or operations of Sync and each of its Subsidiaries (the "Sync Contracts"). Complete copies (or, if oral, written summaries) of each Sync Contract have been made available to Osicom, including all of the following Sync Contracts: (i) any indenture, note, mortgage, installment obligation, or other instrument for or relating to any borrowing of money; (ii) any guaranty of any obligation; (iii) any agreement, contract, commitment or arrangement containing any covenant limiting the ability of Sync or any of its Subsidiaries to engage in any line of business or to compete with any business or person; (iv) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to Sync or any of its Subsidiaries and involving future payments which exceed $25,000 in any 12-month period; (v) any agreement, contract, commitment or arrangement relating to the acquisition of assets or any capital stock of any business enterprise which has not been consummated; (vi) any real property lease; (vii) any contract, commitment, agreement or arrangement which requires payments in excess of $25,000 in any 12-month period, to the extent such contract, commitment, agreement or arrangement is not terminable within 30 days without payment of premium or penalty; (viii) any license agreement;
         (ix) any joint venture, partnership or other agreement for the joint performance of work or services; (x) each power of attorney that is effective and outstanding; (xi) any agreement entered into other than in the ordinary course of business containing or providing for an express undertaking by Sync or its Subsidiaries to be responsible for consequential damages and (xii) any contract, commitment, agreement or arrangement with any director, stockholder or Affiliate of Sync or any of its Subsidiaries. Each Sync Contract is in full force and effect, and is a legal, valid and binding obligation of Sync or such Subsidiary and, to the best knowledge of Sync, each of the other parties thereto, enforceable in accordance with its terms, except that (x) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Sync, any of its Subsidiaries, or, to the best knowledge of Sync, any other party thereto under, or result in a right in termination of, any Sync Contract, by any other party thereto. To the best knowledge of Sync, no party to any Sync Contract intends (x) to terminate such Sync Contract or materially amend the terms thereof,
         (y) to refuse to renew such Sync Contract upon expiration thereof or
         (z) to renew such Sync Contract upon expiration thereof on terms and conditions which are materially more onerous to Sync or such Subsidiary than those pertaining to such existing Sync Contract.

4.16 ENVIRONMENTAL MATTERS. Except as to matters which would not be expected to result, individually or in the aggregate, in a Material Adverse Effect on Sync, or as set forth in Section 4.16 of the Disclosure Schedule, (i) neither Sync nor any of its Subsidiaries has received any notice alleging the material violation of, or any material actual or potential liability relating to, any applicable Environmental Laws which violation has not been resolved and, to the best knowledge of Sync, no such notice is threatened or otherwise expected, (ii) to the best knowledge of Sync, Sync and each of its Subsidiaries is and has been in material compliance with all applicable Environmental Laws and, to the best knowledge of Sync, there is no condition that could prevent or materially interfere with such compliance in the future, (iii) Sync and each of its Subsidiaries has obtained and is and has been in material compliance with all required governmental environmental permits, registrations and authorizations with respect to the business of Sync and each of its Subsidiaries as currently conducted, (iv) to the best knowledge of Sync, no Hazardous Material has been transported, stored, treated, arranged to be disposed of or disposed of by Sync or any of its Subsidiaries on or from the real estate owned, operated or otherwise used by Sync or any of its Subsidiaries or at any other location, except in compliance with or as otherwise would not result in material liability under any applicable Environmental Laws, (v) except for successor liability as owner of real property, neither Sync nor any of its Subsidiaries has assumed, contractually or by operation of law, any liabilities, potential liabilities or obligations of any other person or entity under any applicable Environmental Laws, (vi) neither Sync nor any of its Subsidiaries has entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws, (vii) to the best knowledge of Sync, there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently or formerly present at or about any of the properties or facilities currently or, to the best knowledge of Sync, formerly owned, operated or otherwise used by Sync or any of its Subsidiaries that could result in material liability to Sync or any such Subsidiary under any applicable Environmental Laws, and (viii) to the best knowledge of Sync, there are no actions, activities, events, conditions or circumstances occurring or existing, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that can reasonably expected to result in any material liability or obligation of Sync or any of its Subsidiaries under or relating to any Environmental Laws.

4.17 INSURANCE. Section 4.17 of the Disclosure Schedule lists all insurance policies of Sync and each of its Subsidiaries covering the assets, employees and operations of Sync and each of its Subsidiaries as of the date hereof and any pending claim under such policies. All such policies are in full force and effect, all premiums due thereon have been paid by Sync or such Subsidiary and Sync and each of its Subsidiaries has complied in all material respects with the provisions of such policies and has not received any notice from any of its insurance brokers or carriers that such broker or carrier will not be willing or able to renew their existing coverage.

4.18 MATERIAL CUSTOMERS AND SUPPLIERS. Section 4.18 of the Disclosure Schedule sets forth the names of the ten suppliers of Sync and its Subsidiaries whom Sync and its Subsidiaries paid the greatest sum of money in respect of products, services and materials sold to Sync and its Subsidiaries and the ten customers of Sync and its Subsidiaries from whom Sync and its Subsidiaries received the greatest sum of money in respect of products or services provided by Sync and its Subsidiaries between January 1, 1999 and December 31, 1999.

4.19     REAL PROPERTY.

         (a) The real property listed in Section 4.19(a) of the Disclosure Schedule constitutes all of the real property that any of Sync and its Subsidiaries owns as of the date hereof (the "Sync Owned Real Property"). Except as set forth in Section 4.19(a) of the Disclosure Schedule, with respect to each such parcel of Sync Owned Real Property the identified owner has good and marketable fee simple title to the parcel of real property, free and clear of any Encumbrance (other than Permitted Liens).

         (b) The leases listed in Section 4.15 of the Disclosure Schedule constitute all the real property leases which are used in the conduct of the business of Sync and its Subsidiaries as it is presently being conducted and/or to which Sync or its

                  Subsidiaries is a party (the "Sync Leases," and such property, "Sync Leased Property"; the Sync Leased Property, together with the Sync Owned Real Property, the "Sync Real Property"). The Sync Owned Real Property and the Sync Leased Property is all of the real property which is used for the conduct of the business of Sync and its Subsidiaries as is presently conducted.

         (c) Since December 31, 1999, neither Sync nor any of its Subsidiaries has sold, assigned, transferred or otherwise disposed of, or granted any security interest in or lien on, any Sync Lease. With respect to each Sync Lease, all accrued and payable rents required by each Sync Lease to be paid by Sync or any of its Subsidiaries have been paid or adequate provision for such payment has been made, no written notice of default or termination has been given or received by Sync or any of its Subsidiaries, and, to the best knowledge of Sync, no material event of default has occurred, no condition exists and no event has occurred that, with the giving of notice or the lapse of time, would become a material default or permit early termination, under any Sync Lease, and (iii) Sync has, and immediately after the Closing, Osicom will have, good, valid and enforceable title to the leasehold estate in the Sync Leased Property, free and clear of any Encumbrance (other than Permitted Liens). Except as set forth in Section 4.19(c) of the Disclosure Schedule, no third party consent or approval under any Sync Lease is required for the consummation of the transactions contemplated herein.

         (d) Sync has obtained all easements and rights of way required from all governmental jurisdictions or from private parties for the normal use and operation of the business on the Sync Owned Real Property as heretofore conducted.

         (e) There is no pending or, to Sync's knowledge, threatened condemnation, expropriation, eminent domain or similar proceeding affecting any of the Sync Real Property and Sync has not received any written notice of any of the same.

         (f) Each Sync Owned Real Property and, to Sync's knowledge, each Sync Leased Property and all buildings, structures, fixtures and improvements on each Sync Owned Real Property and, to Sync's knowledge, each Sync Leased Property, and all use of any thereof by Sync, conform with all applicable building, zoning, subdivision, land use, fire and other laws pertaining to or affecting real property, except where the failure to so conform would not have a Material Adverse Effect on Sync. Each occupied Sync Owned Real Property and, to Sync's knowledge, each occupied Sync Leased Property is occupied under a valid and existing certificate of occupancy for such Sync Real Property. Sync has taken all corrective action indicated in all written notices or orders to Sync to correct violations of laws issued by any governmental authority having jurisdiction against or affecting the Sync Real Property. The Sync Real Property is not in violation of any restrictive covenant, condition, restriction or limitation which would have a Material Adverse Effect on Sync or a material adverse effect on the use thereof as currently utilized.

         (g) No Sync Owned Real Property is subject to any contract or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting the right of Sync to convey or use it as currently operated.

         (h) All Sync Real Property and the improvements thereon are supplied with the utilities necessary for the operation of such facilities as currently operated.

         (i) Sync has not received written notice of any special assessment relating to any Sync Real Property or any portion thereof, and, to Sync's knowledge, there are no pending or threatened special assessments.

         (j) Sync has not obtained any environmental, engineering or other studies or reports prepared for Sync since January 1, 1995 which primarily deal with the ownership, operation, maintenance or management of the Sync Real Property.

4.20 INVESTMENT COMPANY ACT STATUS. Neither Sync nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

4.21 PRODUCT LIABILITY. Except as set forth in Section 4.21 of the Disclosure Schedule, neither Sync nor any of its Subsidiaries has received written notice of any claim or threatened claim against Sync or any such Subsidiary for product liability, nor, to the best knowledge of Sync, has Sync or any of its Subsidiaries received oral notice of any claim or threatened claim against Sync or any of its Subsidiaries for product liability.

4.22 BOOKS AND RECORDS. The financial books and records pertaining to the business of Sync and its Subsidiaries are complete and correct in all material respects, have been maintained in accordance with good business practice, and reflect the basis for the financial condition and results of operations of Sync set forth in the Sync Financial Statements referred to in Section 4.4 hereto.

4.23 NO BROKERS' OR OTHER FEES. No broker, finder or investment banker (other than Alliant Partners) is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Sync or any of its Subsidiaries.

4.24 SYNC REPORTS. Since January 1997, Sync has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (the "Sync Commission Filings"), and all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. Sync has made available to Osicom true and complete copies of all Sync Commission Filings filed by Sync with the Commission since January 1, 1997. As of their respective dates, the Sync Commission Filings did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.25 NASDAQ. Sync's Common Stock is currently trading on the NASDAQ National Market and Sync currently satisfies the "maintenance criteria" for continued trading thereon. Except as set forth in Section 4.25 of the Disclosure Schedule, Sync has received no notice from NASDAQ of a potential revocation of its National Market listing, nor is Sync aware of any facts that would form the basis of such a notice.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

5.1 CONDUCT OF BUSINESS BY OSICOM. The Shareholder and Osicom covenant that, except (i) as otherwise expressly contemplated by this Agreement or
         (ii) as consented to by Sync in writing, from and after the date of this Agreement and until the Effective Time Osicom shall, and shall cause each of its Subsidiaries to:

         (a) use all reasonable efforts consistent with good business judgment to (i) preserve intact the present business organization of Osicom and its Subsidiaries and pay payables and collect receivables in a manner consistent with past practice and otherwise operate Osicom and its Subsidiaries in the ordinary and regular course of business consistent with past practice; (ii) maintain Osicom's and its Subsidiaries' books and records in accordance with past practices; (iii) keep available the services of Osicom's and its Subsidiaries' officers and employees; and (iv) maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others having material business relationships with Osicom and its Subsidiaries;

         (b) notify Sync of any change in the normal course of business or operations of Osicom or its Subsidiaries and of any governmental complaints, investigations or hearings of which Osicom or its Subsidiaries is notified (or communications received by Osicom or its Subsidiaries indicating that the same may be contemplated), or the institution or settlement of litigation or any claim, in each case involving Osicom or its Subsidiaries, and to keep Sync informed of such events;

         (c) not (i) cause to be issued or sold any shares of capital stock or debt or equity securities of Osicom or its Subsidiaries or Osicom Capital Stock Equivalents or issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect thereto; (ii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any shares of capital stock of Osicom or its Subsidiaries; (iii) declare, set aside or pay any dividend or other distribution; (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any Osicom Capital Stock Equivalents, other than pursuant to Osicom Plans in accordance with their terms as in effect on the date hereof; (v) permit or allow Osicom or its Subsidiaries to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, other than in the ordinary course of business and consistent with past practice; (vi) subject any of the assets of Osicom or any of its Subsidiaries (real, personal or mixed, tangible or intangible) to any Encumbrance or otherwise permit or allow the sale, lease, transfer or disposition of any assets of Osicom or its Subsidiaries (real, personal or mixed, tangible or intangible), other than in the ordinary course of business and consistent with past practice; (vii) assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation; (viii) waive or release any rights of material value, or cancel, compromise, release or assign any material indebtedness owed to Osicom or its Subsidiaries or any material claims held by Osicom or its Subsidiaries; (ix) except for capital expenditures not to exceed $5,000, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise; (x) enter into any new material line of business; (xi) cancel or terminate any insurance policy naming Osicom or its Subsidiaries as a beneficiary or a loss payable payee; (xii) enter into any collective bargaining agreements; (xiii) increase the compensation or fringe benefits of any of the officers or directors of Osicom or any of its Subsidiaries or, other than in accordance with past practice, effect any material general increase in the compensation or fringe benefits of the employees of Osicom or any of its Subsidiaries or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan or any bonus to any such officers or employees, commit Osicom or any of its Subsidiaries to any employment agreement or employee benefit plan with or for the benefit of any of Osicom's or its Subsidiaries' officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue contributions to, any pension plan or any other employee benefit plan; (xiv) except as may be required as a result of a change in law or in GAAP, change any of the accounting practices or principles used by Osicom or its Subsidiaries; (xv) enter into or terminate any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or any contract, agreement or transaction involving a total remaining commitment of at least $25,000; (xvi) except as may be required by law, make any material Tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Returns that may have a Material Adverse Effect on the Tax position of Osicom or any of its Subsidiaries or settle or compromise any material Federal, state, local or foreign Tax liability;
                  (xvii) enter into any "non-compete" or similar agreement; (xviii) amend the certificate of incorporation or by-laws of Osicom or any of its Subsidiaries; (xix) take any action with knowledge that such action would reasonably be expected to result in any of the conditions contained in Article VII not being satisfied; (xx) or agree to do any of the foregoing; and

         (d) comply in all material respects with all applicable laws, including, without limitation, applicable Environmental Laws.

5.2 CONDUCT OF BUSINESS BY SYNC. Sync covenants that, except (i) as otherwise expressly contemplated by this Agreement or (ii) as consented to by Osicom in writing, from and after the date of this Agreement and until the Effective Time Sync shall, and shall cause each of its Subsidiaries to:

         (a) use all reasonable efforts consistent with good business judgment to (i) preserve intact the present business organization of Sync and its Subsidiaries and pay payables and collect receivables in a manner consistent with past practice and otherwise operate Sync and its Subsidiaries in the ordinary and regular course of business consistent with past practice; (ii) maintain Sync's and its Subsidiaries' books and records in accordance with past practices; (iii) keep available the services of Sync's and its Subsidiaries' officers and employees; and (iv) maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others having material business relationships with Sync and its Subsidiaries;

         (b) notify Osicom of any change in the normal course of business or operations of Sync or its Subsidiaries and of any governmental complaints, investigations or hearings of which Sync or its Subsidiaries is notified (or communications received by Sync or its Subsidiaries indicating that the same may be contemplated), or the institution or settlement of litigation or any Claim, in each case involving Sync or its Subsidiaries, and to keep Osicom informed of such events;

         (c) not (i) cause to be issued or sold any shares of capital stock or debt or equity securities of Sync or its Subsidiaries or Sync Capital Stock Equivalents, except for the exercise of outstanding stock options, or issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect thereto, except in the ordinary course to non-executive employees of Sync; (ii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any shares of capital stock of Sync or its Subsidiaries; (iii) declare, set aside or pay any dividend or other distribution; (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any Sync Capital Stock Equivalents, other than pursuant to Sync Plans in accordance with their terms as in effect on the date hereof; (v) permit or allow Sync or its Subsidiaries to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, other than in the ordinary course of business and consistent with past practice; (vi) subject any of the assets of Sync or any of its Subsidiaries (real, personal or mixed, tangible or intangible) to any Encumbrance or otherwise permit or allow the sale, lease, transfer or disposition of any assets of Sync or its Subsidiaries (real, personal or mixed, tangible or intangible), other than in the ordinary course of business and consistent with past practice; (vii) assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation; (viii) waive or release any rights of material value, or cancel, compromise, release or assign any material indebtedness owed to Sync or its Subsidiaries or any material claims held by Sync or its Subsidiaries; (ix) except for (A) capital expenditures in the ordinary course of business and (B) capital expenditures not to exceed $5,000, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise; (x) enter into any new material line of business; (xi) cancel or terminate any insurance policy naming Sync or its Subsidiaries as a beneficiary or a loss payable payee; (xii) enter into any collective bargaining agreements; (xiii) increase the compensation or fringe benefits of any of the officers or directors of Sync or any of its Subsidiaries or, other than in accordance with past practice, effect any material general increase in the compensation or fringe benefits of the employees of Sync or any of its Subsidiaries or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit Sync or any of its Subsidiaries to any employment agreement or employee benefit plan with or for the benefit of any of Sync's or its Subsidiaries' officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue contributions to, any pension plan or any other employee benefit plan; (xiv) except as may be required as a result of a change in law or in GAAP, change any of the accounting practices or principles used by Sync or its Subsidiaries; (xv) enter into or terminate any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or any contract, agreement or transaction involving a total remaining commitment of at least $25,000; (xvi) except as may be required by law, make any material Tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Returns that may have a Material Adverse Effect on the Tax position of Sync or any of its Subsidiaries or settle or compromise any material Federal, state, local or foreign Tax liability; (xvii) enter into any "non-compete" or similar agreement; (xviii) amend the certificate of incorporation or by-laws of Sync or any of its Subsidiaries;
                  (xix) take any action with knowledge that such action would reasonably be expected to result in any of the conditions contained in Article VI not being satisfied; or (xx) agree to do any of the foregoing; and

         (d) comply in all material respects with all applicable laws, including, without limitation, applicable Environmental Laws.

5.3 ACCESS TO BOOKS AND RECORDS; COOPERATION. (a) OSICOM. During the period commencing on the date hereof and ending on the Closing Date, Osicom will afford to Sync and its counsel, accountants and other authorized representatives access, at all reasonable times upon reasonable advance notice, to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts of Osicom and its Subsidiaries, and the right to make copies and extracts from such books, records and contracts, and to furnish Sync with all financial, operating and other data and information concerning Osicom and its Subsidiaries as Sync and its advisors may reasonably request. Sync will hold, and will use its best efforts to cause its representatives to hold, any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated April 19, 1999 between Sync and Osicom (the "Confidentiality Agreement").

         (a) SYNC. During the period commencing on the date hereof and ending on the Closing Date, Sync will afford to Osicom and its counsel, accountants and other authorized representatives access, at all reasonable times upon reasonable advance notice, to the officers, directors, employees, accountants and other advisors and agents, books, records and contracts of Sync and its Subsidiaries, and the right to make copies and extracts from such books, records and contracts, and to furnish Osicom with all financial, operating and other data and information concerning Sync and its Subsidiaries as Osicom may reasonably request. Osicom will hold, and will use its best efforts to cause its representatives to hold, any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

5.4 FILINGS AND CONSENTS. Sync and Osicom shall use all reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any governmental agency or body or other third party required in connection with the execution, delivery or performance of this Agreement. The parties agree to cause to be made all appropriate filings under the HSR Act within three business days of the date of this Agreement and to diligently pursue early termination of the waiting period under such act.

5.5 NO SOLICITATION. (a) Sync, the Shareholder and its Subsidiaries, and the officers, directors, employees or other agents of Sync, the Shareholder and its Subsidiaries, will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (ii) subject to the terms of Section 5.5(b), engage in negotiations with, or disclose any nonpublic information relating to Sync or Osicom (as applicable) to, or afford access to the properties, books or records of Sync or Osicom (as applicable) to, any person that has advised Sync, the Shareholder or Osicom that it may be considering making, or that has made, a Takeover Proposal. Each of Sync and the Shareholder will promptly notify the other after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Sync or Osicom, as applicable, or for access to the properties, books or records of Sync or Osicom, as applicable, by any person that has advised Sync or the Shareholder, as applicable, that it may be considering making, or that has made, a Takeover Proposal and will keep the Shareholder or Sync, as applicable, fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Sync or Osicom, or the acquisition of any significant equity interest in, or a significant portion of the assets of, Sync or Osicom, other than the transactions contemplated by this Agreement.

         (a) Notwithstanding Section 5.5(a), if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Sync or the Shareholder, then, to the extent the Board of Directors of Sync or the Shareholder, as applicable, believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Sync's or the Shareholder's stockholders, as applicable, from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and the Board of Directors of Sync or the Shareholder, as applicable, determines in good faith after consultation with outside legal counsel that it is necessary for such Board of Directors to evaluate the Superior Proposal in order to comply with its fiduciary duties to stockholders under applicable law, Sync or the Shareholder, as applicable, and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of its Board of Directors, and such actions shall not be considered a breach of this Section 5.5 or any other provisions of this Agreement; provided, however, that Sync and the Shareholder shall not, and shall not permit any of their respective officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal regarding Sync or Osicom, as applicable, unless Sync or the Shareholder, as applicable, shall have (i) terminated this Agreement pursuant to Section 8.1(e), and (ii) agreed to pay, without interest, to the Shareholder or Sync, as applicable, the sum of $1,000,000 (the "Break-up Fee") no later than thirty (30) days after the closing of the transaction resulting from the Superior Proposal.

5.6 PROXY; REGISTRATION STATEMENT. As soon as practicable after the date hereof Sync shall prepare and file with the Commission a proxy statement and related materials to be furnished by the Company to the holders of Sync Common Stock in connection with the Merger and the matter referred to in Section 1.6 of this Agreement (the "Proxy Statement") and a Registration Statement on Form S-4 with respect to the shares of Sync Common Stock to be issued to the Shareholder. As soon as practicable following receipt of final comments from the staff of the Commission on the Proxy Statement and the Registration Statement (or advice that such staff will not review such filing), Sync shall use its best efforts to have the Registration Statement declared effective by the Commission and to maintain the effectiveness of such Registration Statement until completion of the Merger. Promptly after the effectiveness of the Registration Statement, Sync shall mail the Proxy Statement to all holders of Sync Common Stock. Sync, the Shareholder and Osicom shall cooperate with each other in the preparation of the Proxy Statement and the Registration Statement and shall advise the other in writing if, at any time prior to the Sync Meeting, any such party shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement or the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Notwithstanding the foregoing, each party shall be responsible for the information and disclosures which it makes or incorporates by reference in all regulatory filings, the Proxy Statement and the Registration Statement.

5.7 SHAREHOLDERS' MEETING. Sync shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a meeting of the holders of the Sync Common Stock (the "Sync Meeting") as promptly as practicable for the purpose of considering and taking action required by this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, the Board of Directors of Sync shall recommend that the holders of the Sync Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Sync Meeting.

5.8 LISTING. Sync shall use its best efforts to list on the Nasdaq National Market upon official notice of issuance the Sync Common Stock to be issued in the Merger.

5.9 COVENANT TO SATISFY CONDITIONS. Each party hereto agrees to use all reasonable efforts to insure that the conditions set forth in Article VI and Article VII, respectively hereof are satisfied, insofar as such matters are within the control of such party.

5.10 BEST EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall at any time execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable, including without limitation the transfer to Osicom of all right, title and interest in the Osicom Assets, for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                       CONDITIONS TO OSICOM'S OBLIGATIONS

                  The obligation of Osicom to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by Osicom.

6.1 REPRESENTATIONS AND WARRANTIES. (a) Each of the representations and warranties of Sync set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

6.2 PERFORMANCE. Sync shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it prior to the Closing.

6.3 OFFICER'S CERTIFICATE. Sync shall have delivered to Osicom a certificate, dated as of the Closing Date and executed by the President or a Senior Vice President of Sync, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 hereof.

6.4 HSR ACT. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

6.5 SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of shareholders of Sync.

6.6 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

6.7 NASDAQ. The Sync Common Stock issuable pursuant to the Merger shall have been designated for inclusion in the Nasdaq National Market (the "Nasdaq").

6.8 INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a United States Federal or state court or governmental authority of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

6.9 CONSENTS. All material orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 4.6 of the Disclosure Schedule and necessary to effect the Closing or continue the business of Osicom after the Closing shall have been obtained.

6.10 NON-COMPETITION AGREEMENT. Prior to the Closing, pursuant to Section 1.7(d), Sync shall have entered into a Non-Competition Agreement with the Shareholder in such form and substance as Sync and the Shareholder may mutually agree.

                                   ARTICLE VII

                         CONDITIONS TO SYNC'S OBLIGATION

                  The obligation of Sync to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by Sync.

7.1 REPRESENTATIONS AND WARRANTIES. (a) Each of the representations and warranties of the Shareholder and Osicom set forth in this Agreement that shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date, (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

7.2 PERFORMANCE. The Shareholder and Osicom shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by the Shareholder and Osicom prior to the Closing.

7.3 OFFICER'S CERTIFICATE. The Shareholder and Osicom shall have delivered to Sync a certificate, dated as of the Closing Date and executed by the President or a Senior Vice President each of Osicom, certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2 hereof.

7.4 HSR ACT. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

7.5 SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of shareholders of Sync.

7.6 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

7.7 INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a United States Federal or state court or governmental authority of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

7.8 CONSENTS. All material orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 3.6 of the Disclosure Schedule and necessary to effect the Closing or continue the business of Osicom after the Closing shall have been obtained. Without limiting the foregoing, Coast Business Credit, Inc. shall have agreed to continue to provide financing to the Surviving Corporation in the same amount and on the same terms and conditions as it has provided such financing to Osicom prior to the date of this Agreement.

7.9 NON-COMPETITION AGREEMENT. Prior to the Closing, pursuant to Section 1.7(d), Sync shall have entered into a Non-Competition Agreement with the Shareholder in such form and substance as Sync and the Shareholder may mutually agree.

                                  ARTICLE VIII

                                   TERMINATION

8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective
         Time:

         (a)      by the mutual consent of Sync and the Shareholder;

         (b) by Sync, if the Closing has not occurred on or before August 31, 2000, unless the failure of such consummation shall be due to any materially false, inaccurate or misleading representations and warranties of Sync contained herein or the breach or failure of Sync to comply in all material respects with the agreements and covenants contained herein to be performed by Sync on or before August 31, 2000;

         (c) by the Shareholder, if the Closing has not occurred on or before August 31, 2000, unless the failure of such consummation shall be due to any materially false, inaccurate or misleading representations and warranties of the Shareholder or Osicom contained herein or the breach or failure of the Shareholder or Osicom to comply in all material respects with the agreements and covenants contained herein to be performed by the Shareholder or Osicom on or before August 31, 2000;

         (d) by either Sync or the Shareholder, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

         (e) by either Sync or the Shareholder, upon (i) receipt of an unsolicited proposal that constitutes a Superior Proposal and
                  (ii) agreement to pay the Break-up Fee; or

         (f) by Sync in the event its Shareholders vote not to approve this Agreement, provided that Sync shall then pay to Osicom a fee of Two Hundred Fifty Thousand Dollars ($250,000.00) within thirty (30) days of such shareholder vote.

8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby by Sync or the Shareholder pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other parties. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein, no party to this Agreement will have any liability under this Agreement to any other except (i) that nothing herein shall relieve any party from any liability for making any false, inaccurate or misleading representations or warranties, or the breach of any covenants and agreements set forth in this Agreement and

         (ii) as contemplated by Section 9.1 and (iii) if applicable, payment of the Break-up Fee pursuant to Section 5.5(b) or the $250,000.00 fee pursuant to Section 8.1(f).

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1 INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE SHAREHOLDER OF SYNC. Subject to the limits set forth in this Section 9.1, the Shareholder agrees that from and after the date hereof the Shareholder shall, indemnify, defend and hold Sync, its Subsidiaries (including, without limitation, Osicom after the Effective Date) and their respective officers, directors, partners, stockholders, employees, agents and representatives (collectively, the "Sync Indemnified Persons") harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Losses"), that such Sync Indemnified Persons or Sync or its Subsidiaries may incur arising out of or due to
                  (i) any false, inaccurate, or misleading representation or warranty or the breach of any covenant by the Shareholder or Osicom in the Agreement, (ii) the termination of the Case Defined Benefit Plan; (iii) the early termination by Osicom of its real estate lease for property located in Aurora, Illinois; and (iv) the failure of Osicom to pay any owed Taxes and to file all required Tax Returns, and all fines and penalties associated therewith. The matters referred to in clause (i) of this paragraph (a) shall be subject to indemnification only as to claims made within the period ending twenty-four (24) months following the Effective Date (except as to matters referred to in Section 3.16, for which the time limit is the applicable statute of limitations).

         (b) INDEMNIFICATION BY SYNC OF THE SHAREHOLDER. Subject to the limits set forth in this Section 9.1, Sync agrees that from and after the date hereof Sync shall, for claims made within the period ending twenty-four (24) months following the Effective Date (except as to matters referred to in Section 4.16, for which the time limit is the applicable statute of limitations) indemnify, defend and hold the Shareholder and its officers, directors, partners, stockholders, employees, agents and representatives (collectively, the "Osicom Indemnified Persons" and, together with the Sync Indemnified Persons, the "Indemnified Persons") harmless from and in respect of any and all Losses that such Osicom Indemnified Persons may incur arising out of or due to any false, inaccurate, or misleading representation or warranty or the breach of any covenant by Sync in the Agreement. The matters referred to this paragraph (b) shall be subject to indemnification only as to claims made within the period ending twenty-four (24) months following the Effective Date (except as to matters referred to in Section 3.16, for which the time limit is the applicable statute of limitations).

         (c) NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to
                  Section 9.1(a) or 9.1(b), then Sync or the Shareholder as applicable, shall promptly notify the Shareholder or Sync, respectively (the "Indemnifying Party"). If such event involves any claim, or the commencement of any action or proceeding, by a third person against any of the Indemnified Persons, the Indemnified Person will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and the Indemnified Person shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein or, following the delivery by the Indemnifying Party to the Indemnified Person of Indemnified Party's acknowledgment in writing that the relevant Loss is an indemnified liability hereunder and that the Indemnifying Party, in its good faith judgment, will be able to pay any award of money damages against the Indemnified Person in connection with such action, to assume the defense thereof, with legal counsel reasonably satisfactory to such Indemnified Person and, after notice from the Indemnified Person to such Indemnified Person of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the Indemnified Person agree to cooperate fully with each other and their respective legal counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. The Indemnified Person shall have the right to participate at his own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action (a) no settlement or compromise thereof may be effected (i) by the Indemnifying Party without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person by any Indemnified Person and no adverse effect on any other claims that may be made against any Indemnified Person and (y) all relief provided is paid or satisfied in full by the Indemnifying Party or (ii) by the Indemnified Person without the written consent of Indemnifying Party (which consent shall not be unreasonably withheld or delayed) and (b) the Indemnified Person may subsequently assume the defense of such action if a court of competent jurisdiction determines that the Indemnifying Party is not vigorously defending such action and the Indemnifying Party shall bear all costs and expenses incurred by the Indemnified Party in its defense of such action, including without limitation, fees and expenses of legal counsel. In no event shall the Indemnifying Party be liable for any settlement effected without its written consent

         (d) PAYMENT. On each occasion that any Indemnified Person shall be entitled to indemnification or reimbursement under this
                  Section 9.1, the Indemnifying Party shall, at each such time, promptly pay by wire transfer, to the Indemnified Person the aggregate amount of such Loss. To the extent the Indemnified Person is the Shareholder and/or Osicom and Sync makes a payment to a third party or incurs defense costs subsequent to the Effective Date with respect to a matter subject to indemnification hereunder, then the Loss payable to the Shareholder shall equal the amount of such payment and costs, which the Surviving Corporation shall pay to the Shareholder. To the extent that the Indemnified Person is a Sync Indemnified Person, and Sync makes a payment to a third party or incurs defense costs subsequent to the Effective Date with respect to a matter subject to indemnification hereunder by the Shareholder, then the Loss payable to Sync shall equal the amount of such payment and costs, which the Shareholder shall pay to Sync. If any Indemnified Person shall be entitled to indemnification under this Section 9.1, the Indemnifying Party shall reimburse in cash the Indemnified Person's actual out-of-pocket expenses, if any, arising as a result of defending against any such claim, action or proceeding.

         (e) MINIMUM LIABILITY. Neither party shall have any liability to the other under this Article IX unless such party's aggregate Losses exceed $250,000, in which event the Indemnifying Party shall be liable only for all such Losses above that amount. Neither party shall have any liability under this Article IX in an amount greater that Sync's market capitalization as of the date of this Agreement..

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time for a period of two (2) years, except for (a) those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part prior to or at the Effective Time, and (b) those representations concerning Taxes, which will survive for the statute of limitations period applicable to the payment of such taxes, and (c) those representations concerning matters under or relating to any Environmental Laws, which will survive for the statute of limitations period applicable to such matters.

10.2 FEES AND EXPENSES. Except as otherwise provided in this Agreement, Osicom and Shareholder shall bear their own expenses and the expenses of their Affiliates and Sync shall bear its own expenses and the expenses of its Affiliates in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Each of Osicom. Shareholder and Sync shall bear the fees and expenses of any broker or finder retained by such party or parties and their respective Affiliates (including, in the case of Sync, Merger Co) in connection with the transactions contemplated herein.

10.3 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of California applicable to contracts made and to be performed therein.

10.4 AMENDMENT. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by Sync, the Shareholder, Osicom and Merger Co.

10.5 NO ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Osicom, in the case of assignment by Sync, and Sync, in the case of any assignment by Osicom or the Shareholder. Notwithstanding the foregoing, Merger Co may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Sync without the consent of Osicom, but no such assignment shall relieve Sync or Merger Co of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.6 WAIVER. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.7 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) mailed by registered or certified first-class mail, prepaid with return receipt requested, (c) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (d) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (c) above:

                  If to Sync or Merger Co:

                           Sync Research, Inc.
                           12 Morgan
                           Irvine, California  92618
                           Attn: William K. Guerry, President
                           (949) 460-4481 (telecopier)
                           (949) 588-2070 (telephone)

                  With copies to:

                           Orrick, Harrington & Sutcliffe, LLP
                           777 South Figueroa Street, Suite 3200
                           Los Angeles, California  90017
                           Attn:  Blase P. Dillingham, Esq.
                           (213) 612-2499 (telecopier)
                           (213) 629-2020 (telephone)

                           Venture Law Group
                           2775 and 2800 Sand Hill Road
                           Menlo Park, California 94025
                           Attn:  Mark Medearies, Esq.
                           (650) 233-8386 (telecopier)
                           (650) 854-4488 (telephone)

                  If to the Shareholder or Osicom:

                           Osicom Technologies, Inc.
                           2800 28th Street, Suite 100
                           Santa Monica, California 90405
                           Attn: President
                           (310) 581-4032 (telecopier)
                           (310) 581-4030 (telephone)

                  With copies to:

                           Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP Metro Corporate Campus I
                           99 Wood Avenue South
                           P.O. Box 5600
                           Woodbridge, New Jersey 07095
                           Attn:  W. Raymond Felton, Esq.
                           (732) 549-1881 (telecopier)
                           (732) 549-5600 (telephone)
         or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

         Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) four days after the date of mailing if sent by certified or registered mail or (z) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

10.8 COMPLETE AGREEMENT. This Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.10 PUBLICITY. Sync and Osicom will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

10.11 HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.13 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

10.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE AREA ENCOMPASSED BY THE SOUTHERN DISTRICT OF THE STATE OF CALIFORNIA AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES HERETO EACH ACCEPT FOR ITSELF AND HIMSELF, AS THE CASE MAY BE, AND IN CONNECTION WITH ITS OR HIS, AS THE CASE MAY BE, RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. OSICOM DESIGNATES GIL GOLDBECK AT HIS BUSINESS ADDRESS, 9020 JUNCTION DRIVE, ANNAPOLIS JUNCTION, MARYLAND 20701 AND SUCH OTHER PERSON AS MAY HEREINAFTER BE SELECTED BY OSICOM WHO IRREVOCABLY AGREES IN WRITING TO SO SERVE AS AGENT FOR OSICOM TO RECEIVE ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE PARTIES HERETO TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. SYNC DESIGNATES WILLIAM K. GUERRY AT HIS BUSINESS ADDRESS SET FORTH IN SECTION 10.7 AND SUCH OTHER PERSON AS MAY HEREINAFTER BE SELECTED BY SYNC WHO IRREVOCABLY AGREES IN WRITING TO SO SERVE AS AGENT FOR SYNC TO RECEIVE ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE PARTIES HERETO TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE PARTIES HERETO, AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.

10.15 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT

         THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.16    DEFINITIONS. As used in this Agreement:

         "AFFILIATE" of a person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         "BEST KNOWLEDGE" means the knowledge of Osicom's or Sync's, as the case may be, officers, as such knowledge has been obtained in the normal course of its business or in connection with the preparation of the Disclosure Schedule and the furnishing of information to Sync or Osicom as contemplated by this agreement, after having made a reasonable investigation of the accuracy of the representations and warranties made by Osicom or Sync in this Agreement or in any document, certificate or other writing furnished by Osicom or Sync to the other pursuant hereto or in connection therewith.

         "MATERIAL ADVERSE EFFECT" means, with respect to any entity, to the extent not reflected on such entity's Balance Sheet, any liability, obligation, impairment, restriction, lien, cost, expense, loss, compensation, payment, reimbursement, damage, judgment or settlement to, of, by or on the business (including on assets that has such effect on the business), operations, cash flow, property, assets, prospects or condition (financial or otherwise) of such entity and its Subsidiaries taken as a whole in the amount of $250,000 or more for an individual occurrence or $500,000 or more in the aggregate for multiple occurrences, arising outside the ordinary course of business. "Material Adverse Effect" includes, without limitation, any effect that impairs the ability of any of the parties hereto to consummate any transaction contemplated hereby.

         "PERMITTED LIENS" means (a) any mechanic's, materialman's or other liens arising by operation of law in the ordinary course of business consistent with past practice, (b) liens for Taxes, assessments and other governmental charges not yet due and payable or which the taxpayer is contesting in good faith through appropriate proceedings and for which any required reserves have been established,
         (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith, and
         (e) Encumbrances which, individually and in the aggregate, do not materially impair the current use or continued use (in the same manner as they are being used on the date hereof) of the asset to which they attach.

         "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

10.17 EFFECTIVE DATE. Notwithstanding anything to the contrary herein, this Agreement shall become effective only upon the preparation and public release of a press release, agreed upon by Sync and the Shareholder, announcing the merger transaction contemplated by this Agreement.

                  IN WITNESS WHEREOF, each of Sync, Merger Co, the Shareholder and Osicom has caused this Agreement to be executed by its duly authorized officer, in each case as of the day and year first above written.

                                       SYNC RESEARCH, INC., a Delaware
                                       Corporation

                                       By:  /s/ WILLIAM K. GUERRY
                                          -------------------------------------
                                       Name:  William K. Guerry
                                            -----------------------------------
                                       Title:  Chief Executive Officer
                                             ----------------------------------

                                       MERGER CO, a Delaware Corporation

                                       By:  /s/ WILLIAM K. GUERRY
                                          -------------------------------------
                                       Name:  William K. Guerry
                                            -----------------------------------
                                       Title:  Chief Executive Officer
                                             ----------------------------------

                                       OSICOM TECHNOLOGIES, INC. a New Jersey
                                       corporation

                                       By:  /s/ CHRISTOPHER E. SUE
                                          -------------------------------------
                                       Name:  Christopher E. Sue
                                            -----------------------------------
                                       Title:  VP of Finance
                                             ----------------------------------

                                       OSICOM TECHNOLOGIES, INC. a Delaware
                                       corporation

                                       By:  /s/ CHRISTOPHER E. SUE
                                          -------------------------------------
                                       Name:  Christopher E. Sue
                                            -----------------------------------
                                       Title:  Treasurer, Secretary
                                             ----------------------------------